Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities

Subsidiaries	Jurisdiction of Incorporation:
Eminent Success Holdings Group Limited	British Virgin Islands
Yixin Group Limited	Cayman Islands
Bitauto Hong Kong Limited	Hong Kong
Rising Champion International Limited	Hong Kong
Yixin Holding Hong Kong Limited	Hong Kong
Tianjin Kars Information Technology Company Limited	People's Republic of China
Beijing Bitauto Internet Information Company Limited	People's Republic of China
Tianjin Bida Information Technology Company Limited	People's Republic of China
Shanghai Yixin Financing Lease Company Limited	People's Republic of China
Xinche Investment (Shanghai) Company Limited	People's Republic of China
Tianjin Hengtong Jiahe Financing Lease Company Limited	People’s Republic of China
Xinjiang Wanxing Information Technology Company Limited	People’s Republic of China
Beijing Creative & Interactive Digital Technology Company Limited (formerly known as Beijing Creative & Interactive Advertising Company Limited)	People's Republic of China
Dalian Rongxin Financing Guarantees Company Limited	People’s Republic of China
Beijing Xinchuang Interactive Advertising Company Limited	People's Republic of China
Beijing Chehui Technology Company Limited	People's Republic of China

Consolidated variable interest entities (including their subsidiaries)	Jurisdiction of Incorporation:
Beijing Xinbao Information Technology Company Limited	People's Republic of China
Beijing Bitauto Information Technology Company Limited	People's Republic of China
Beijing Easy Auto Media Company Limited	People's Republic of China
Beijing Bit EP Information Technology Company Limited	People's Republic of China
Tianjin Boyou Information Technology Company Limited	People's Republic of China
Beijing Bitauto Interactive Advertising Company Limited	People's Republic of China
Beijing Yixin Information Technology Company Limited	People's Republic of China

*	Other consolidated variable interest entities of Bitauto Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.